Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE	SPIRIT FINANCE CORPORATION

FOR FURTHER INFORMATION CONTACT:

Investor Relations 1-866-557-7474 x6606

SPIRIT FINANCE REPORTS PRELIMINARY THIRD QUARTER RESULTS

-Completes $276 million in New Acquisitions -

- Reaffirms 2005 FFO Guidance -

SCOTTSDALE, AZ — October 28, 2005 — Spirit Finance Corporation (NYSE: SFC), a real estate investment trust (REIT) focused on single tenant, operationally essential real estate, announced that it acquired or financed a total of 131 real estate properties valued at $276 million during the third quarter ended September 30, 2005, bringing the 2005 nine-month total volume of acquisitions to $636 million. Substantially all of the third quarter acquisitions were closed in September, near the end of the quarter. The Company expects to report total revenue of approximately $23 million for the third quarter of 2005. Additionally, the Company reiterated its 2005 funds from operations (FFO) per diluted share guidance, as previously provided on August 11, 2005. The Company will report third quarter 2005 results in full after the market close on Monday, November 7, 2005.

Christopher Volk, Co-Founder, President and Chief Executive Officer, stated, “We are pleased that we were able to surpass the third quarter acquisition target we provided on our August 11, 2005 conference call. We had expected third quarter acquisitions to range from $150 million to $200 million. Based on our stronger than expected quarter,  we are confident that we will close at least $800 million of acquisitions by the end of 2005, which would represent an increase of approximately 34% over fiscal year 2004 investment activity.”

Third Quarter Earnings and Conference Call

As previously announced, the Company will discuss the details of the third quarter during its regular quarterly conference call on Monday, November 7, 2005 at 5:00 PM Eastern time.  Hosting the call will be Mort Fleischer, Chairman, Christopher Volk, President and Chief Executive Officer and Catherine Long, Chief Financial Officer.

The call will be webcast live over the Internet at www.spiritfinance.com under the section entitled “Investors.”  Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.  The call can also be accessed live over the phone by dialing (800) 289-0572 or (913) 981-5543 for international callers.

A replay will be available one hour after the call and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the password is 8659064.  The replay will be available from November 7, 2005 through November 14, 2005 on Spirit Finance Corporation’s website.

About Spirit Finance Corporation

Spirit Finance Corporation provides customized, flexible sale/leaseback financing solutions for single tenant, operationally essential real estate assets vital to the operations of retail, service and distribution companies. The Company’s core markets include free-standing automotive, drugstores, educational facilities, movie theatres, restaurants, supermarkets, and other retail, distribution and service businesses. Additional information about Spirit Finance Corporation is available on the Company’s website at www.spiritfinance.com.

Forward-Looking and Cautionary Statements

Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters.  These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risk factors discussed in Spirit Finance Corporation’s Annual Report on Form 10-K and other documents filed by the Company with the Securities and Exchange Commission from time to time.  All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

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